UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2013

Behringer Harvard Opportunity REIT II, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-53650	20-8198863
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-3600

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01              Regulation FD Disclosure.

On November 20, 2013, Behringer Harvard Opportunity REIT II, Inc., a Maryland corporation (which may be referred to herein as the “Registrant,” the “Company,” “we,” “us” or “our”), first used the presentation attached as Exhibit 99.1 regarding its third quarter 2013 results.  The information included in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Funds from Operations

Funds from operations (“FFO”) is a non-GAAP financial measure that is widely recognized as a measure of REIT operating performance.  We use FFO as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) in the April 2002 “White Paper of Funds From Operations” which is net income (loss), computed in accordance with GAAP, excluding extraordinary items, as defined by GAAP, and gains (or losses) from sales of property and impairments of depreciable real estate (including impairments of investments in unconsolidated joint ventures and partnerships which resulted from measurable decreases in the fair value of the depreciable real estate held by the joint venture or partnership), plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships, joint ventures, subsidiaries, and noncontrolling interests as one measure to evaluate our operating performance.

Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate diminishes predictably over time.  Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting alone to be insufficient.  As a result, our management believes that the use of FFO, together with the required GAAP presentations, provides a more complete understanding of our performance.

We believe that FFO is helpful to investors and our management as a measure of operating performance because it excludes depreciation and amortization, gains and losses from property dispositions, impairments of depreciable assets, and extraordinary items, and as a result, when compared year to year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, which is not immediately apparent from net income.

FFO should not be considered as an alternative to net income (loss), as an indication of our liquidity, nor as an indication of funds available to fund our cash needs, including our ability to make distributions and should be reviewed in connection with other GAAP measurements.  Additionally, the exclusion of impairments limits the usefulness of FFO as a historical operating performance measure since an impairment charge indicates that operating performance has been permanently affected.  FFO is not a useful measure in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining FFO.  Our FFO as presented may not be comparable to amounts calculated by other REITs that do not define these terms in accordance with the current NAREIT definition or that interpret the definition differently.

Our calculation of FFO for the three and nine months ended September 30, 2013 and 2012 is presented below ($ in thousands except per share amounts):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net income (loss) attributable to the Company	$10,840	$(3,101)	$12,522	$(3,768)
Adjustments for (1):
Real estate depreciation and amortization(2)	3,585	3,461	11,603	10,933
Gain on sale of real estate (3)	(15,387)	—	(25,956)	(8,338)
Funds from operations (FFO)	$(962)	$360	$(1,831)	$(1,173)

GAAP weighted average shares:
Basic and diluted	26,032	26,069	26,041	25,962

FFO per share	$(0.04)	$0.01	$(0.07)	$(0.05)

Net income (loss) per share	$0.42	$(0.12)	$0.48	$(0.15)

(1)                                 Reflects continuing operations, as well as discontinued operations.

(2)                                 Includes our consolidated amount and the noncontrolling interest adjustment for the third-party partners’ share.

(3)                                 For the three months ended September 30, 2013, includes our proportionate share of the gain on the sale of the Original Florida MOB Portfolio.  For the nine months ended September 30, 2013, includes our proportionate share of the gain on the sale of real estate related to the remaining three buildings at Interchange Business Center and the Original Florida MOB Portfolio.  For the nine months ended September 30, 2012, includes our proportionate share of the gain on the sale of real estate related to Palms of Monterrey.

Provided below is additional information related to selected items included in net gain (loss) above, which may be helpful in assessing our operating results.

•            Straight-line rental revenue of $0.1 million and $0.4 million was recognized for the three and nine months ended September 30, 2013, respectively.  Straight-line rental revenue of $0.1 million and $0.2 million was recognized for the three and nine months ended September 30, 2012, respectively.  The noncontrolling interest portion of straight-line rental revenue for the three and nine months ended September 30, 2013 and 2012 was less than $0.1 million.

•                  Net above/below market lease amortization of less than $0.1 million was recognized as a decrease and an increase to rental revenue for the nine months ended September 30, 2013 and 2012, respectively.  The noncontrolling interest portion of net above/below market lease amortization for the three and nine months ended September 30, 2013 and 2012 was less than $0.1 million.

•            Amortization of deferred financing costs of $0.2 million and $0.7 million was recognized as interest expense for our notes payable for the three and nine months ended September 30, 2013, respectively.  Amortization of deferred financing costs of $0.3 million and $0.8 million was recognized as interest expense for our notes payable for the three and nine months ended September 30, 2012, respectively.

•            During the nine months ended September 30, 2013, we recognized loss on early extinguishment of debt of $0.3 million comprised of the write-off of deferred financing fees of $0.1 million and an early termination fee of $0.2 million.  During the nine months ended September 30, 2012, we recognized loss on early extinguishment of debt of $1.2 million comprised of the write-off of deferred financing fees of $0.4 million and an early termination fee of $0.8 million.

In addition, cash flows generated from FFO may be used to fund all or a portion of certain capitalizable items that are excluded from FFO, such as capital expenditures and payments of principal on debt, each of which may impact the amount of cash available for distribution to our stockholders.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits.

99.1	Behringer Harvard Opportunity REIT II, Inc. Presentation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEHRINGER HARVARD OPPORTUNITY REIT II, INC.

Dated: November 20, 2013	By:	/s/ Terri Warren Reynolds
Terri Warren Reynolds
Senior Vice President — Legal, General Counsel, & Secretary

Exhibit Index

Exhibit No.	Description

99.1	Behringer Harvard Opportunity REIT II, Inc. Presentation